Exhibit 3.2

Execution Version

SECOND AMENDED AND RESTATED

BYLAWS

OF

AUGMEDIX, INC.

A Delaware corporation

(Adopted as of October 2, 2024)

ARTICLE I

OFFICES

Section 1. Offices. In addition to the corporation’s registered office set forth in the certificate of incorporation, the Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the state of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. In the absence of any such designation or determination, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at the time and place to be fixed by the Board of Directors and stated in the notice of the meeting.

Section 3. Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors, the chairperson of the board, the chief executive officer, the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place, on such date and at such time as the Board of Directors may fix. Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the chairperson of the board, the chief executive officer, or the president, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered by: i) email with a copy also delivered by any other method under this provision or upon acknowledgment of receipt of electronic transmission, ii) personal hand-delivery, iii) by US Postal Service, first class mail, certified or registered mail, return receipt requested, postage prepaid, or iv) a nationally recognized air courier service to the chairperson of the board, the chief executive officer, the president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 4. Notice of Stockholders’’ Meetings. All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Article II Section 5 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place (if any), date, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 5. Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders shall be deemed delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholders’ address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission (when directed to an electronic mail address at which the stockholder has consented to receive notice), in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 6. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation (as amended and in effect from time to time, the “Certificate of Incorporation”). If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place (if any), date, or time.

Section 7. Adjourned Meeting; Notice. When a meeting is adjourned to another place (if any), date or time, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any), thereof and the means of remote communications (if any) by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Organization; Conduct of Business. Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer, or in the absence of the chief executive officer, the president or, in the absence of the president, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 9. Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Article II Section 12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

Section 10. Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the certificate of incorporation or these Bylaws.

Section 11. Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (b) delivered to the corporation in accordance with Section 228(a) of the Delaware General Corporation Law.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in this Section. Electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed. and dated for purposes of this Section to the extent permitted by law.

Any such consent shall be delivered in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the Delaware General Corporation Law.

Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

Section 12. Record Date for Stockholder Notice; Voting; Giving Consents. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If the Board of Directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for 30 days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 13. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

ARTICLE III

DIRECTORS

Section 1. Powers. Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors

Section 2. Number of Directors.

(a) The total number of directors constituting the entire Board of Directors (the “Number of Authorized Directors”) shall be fixed or changed in the manner provided in these Bylaws, unless the certificate of incorporation fixes the Number of Authorized Directors, in which case the Number of Authorized Directors shall be changed only by amendment of the certificate of incorporation.

(b) Subject to Article III Section 4 of these Bylaws, the Number of Authorized Directors may be fixed or changed: (i) by a resolution of the Board of Directors or of the stockholders, or (ii) if applicable, by action of the incorporator(s) (which includes any person(s) acting, in accordance with the Delaware General Corporation Law, on behalf of any incorporator(s) not available to act) before the election of the initial Board of Directors. No reduction of the Number of Authorized Directors shall have the effect of removing any director before such director’s term of office expires.

(c) If the Number of Authorized Directors is already fixed (whether by the certificate of incorporation, resolution of the Board of Directors or of the stockholders, action of the incorporators(s) before the election of the initial Board of Directors, or otherwise in accordance with the Delaware General Corporation Law) at the time the adoption of these Bylaws is effective (the “Effective Time”), then the Number of Authorized Directors, until changed in accordance with this Article III Section 2, is such already fixed Number of Authorized Directors.

(d) If the Number of Authorized Directors is not already fixed at the Effective Time, then: (i) if there are directors in office at the Effective Time, the Number of Authorized Directors, until changed in accordance with this Article III Section 2, is the total number of directors in office at the Effective Time, or (ii) if there are no directors in office at the Effective Time, the Number of Authorized Directors, until fixed or changed in accordance with this Article III Section 2, is the total number of directors on the Board of Directors as first constituted following the Effective Time (whether such directors are elected by resolution of the stockholders, action of the incorporators(s) before the election of the initial Board of Directors, or otherwise in accordance with the Delaware General Corporation Law).

Section 3. Election, Qualification, and Term of Office of Directors. Except as provided in Article III Section 4 of these Bylaws, and unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise specified in the certificate of incorporation, elections of directors need not be by written ballot.

Section 4. Resignation and Vacancies. Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any vacancy or newly created directorship may be filled by a majority of the directors then in office (including any directors that have tendered a resignation effective at a future date), though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy or newly created directorship occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy or newly created directorship by (i) voting for their own designee to fill such vacancy or newly created directorship at a meeting of the corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

Section 5. Place of Meetings; Communications Equipment. The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the state of Delaware.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee thereof may participate in and act at any meeting of such Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person at the meeting.

Section 6. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held without other notice than this Article III Section 6 of these Bylaws immediately after, and at the same place as, the annual meeting of stockholders.

Section 7. Other Meetings; Notice. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Special meetings of the Board of Directors for any purpose or purposes may be called by or at the request of the chairperson of the board, the chief executive officer, the president, the secretary, or any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, nationally recognized air courier, or electronic transmission, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is delivered by nationally recognized air courier, personally, or by electronic transmission or telephone, it shall be delivered at least 24 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 8. Quorum, Required Vote, and Adjournment. At all meetings of the Board of Directors, a majority of the total number of directors then in office (but in no case less than 1/3 of the Number of Authorized Directors (as defined in Article III Section 2 of these Bylaws)) shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9. Waiver of Notice; Presumption of Assent. Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless the member’s dissent shall be entered in the minutes of the meeting or unless the member’s written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

Section 10. Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.

Section 11. Fees and Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 12. Removal of Directors. Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent; provided, however, that if the stockholders of the corporation are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

No reduction of the Number of Authorized Directors (as defined in Article III Section 2 of these Bylaws) shall have the effect of removing any director before such director’s term of office expires.

Section 13. Chairperson of the Board of Directors. The corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors who shall not be considered an officer of the corporation.

ARTICLE IV

COMMITTEES

Section 1. Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporate Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the corporation.

Section 2. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by The Board of Directors as provided in Section 1 of this Article IV, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

ARTICLE V

OFFICERS

Section 1. Officers. The officers of the corporation shall be elected by the Board of Directors and shall consist of a president and secretary. The corporation may also have, at the discretion of the Board of Directors, a chief executive officer, a chief financial officer, a treasurer, a chief operating officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Article V Section 3 of these Bylaws. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

Section 2. Appointment of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Article V Sections 3 or 5 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights (if any) of an officer under any contract of employment.

Section 3. Subordinate Officers. The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights (if any) of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights (if any) of the corporation under any contract to which the officer is a party. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Vacancies. Any vacancy occurring in any office of the corporation for any reason may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

Section 6. Compensation. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

Section 7. Chief Executive Officer. Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairperson of the board (if any), the Chief Executive Officer of the corporation (if such an officer is appointed) shall, subject to the powers of the Board of Directors, have the powers and perform the duties incident to that position. The Chief Executive Officer shall preside at each meeting of (a) the Board of Directors and (b) the stockholders. The Chief Executive Officer shall have general and active supervision, direction, and control of the entire business and affairs and the officers of the corporation and shall be its chief policy making officer. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The Chief Executive Officer shall have general charge of the business, affairs, and property of the corporation, and control over its officers, agents and employees. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

The person serving as chief executive officer shall also be the acting president of the corporation whenever no other person is then serving in such capacity.

Section 8. President. Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairperson of the board (if any) or the chief executive officer, the President shall have general supervision, direction, and control of the business and affairs and other officers of the corporation. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages, and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall have such other powers and perform such other duties as may be prescribed by the chief executive officer, the Board of Directors, or as may be provided in these Bylaws.

The person serving as president shall also be the acting chief executive officer, secretary or treasurer of the corporation, as applicable, whenever no other person is then serving in such capacity.

Section 9. Vice Presidents. In the event of the absence, inability, or refusal to act of the Chief Executive Officer and President, the Vice Presidents (if any) in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the President and when so performing shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the President, or Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President, or any other title selected by the Board of Directors.

Section 10. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to keep a record of the proceedings of all meetings of stockholders and the Board of Directors, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer, the President, or the Secretary may from time to time prescribe. In the event of the absence, inability, or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting. or cause to be kept and maintained, adequate and correct books and records of accounts of the properties

Section 11. Chief Financial Officer. The Chief Financial Officer (if such an officer is appointed) shall keep and maintain, and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The Chief Financial Officer shall render to the Chief Executive Officer, the President, or the Board of Directors, upon request, an account of all the transactions as chief financial officer and of the financial condition of the corporation. The Chief Financial Officer shall have the general powers and duties usually vested in the office of chief financial officer of a corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.

The person serving as the chief financial officer shall also be the treasurer of the corporation whenever no other person is then serving in such capacity. Subject to such supervisory powers (if any) as may be given by the Board of Directors to another officer of the corporation, the Chief Financial Officer shall supervise and direct the responsibilities of the Treasurer whenever someone other than the chief financial officer is serving as treasurer of the corporation.

Section 12. Treasurer. The Treasurer (if such an officer is appointed) shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records with respect to all bank accounts, deposit accounts, cash management accounts, and other investment accounts of the corporation. The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors and shall render to the Chief Financial Officer, the Chief Executive Officer, the President, or the Board of Directors, upon request, an account of all the transactions as treasurer. The Treasurer shall have the general powers and duties usually vested in the office of treasurer of a corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be rendered every six (6) years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.

The person serving as the treasurer shall also be the acting chief financial officer of the corporation whenever no other person is then serving in such capacity.

Section 13. Chief Operating Officer. The Chief Operating Officer shall act with all of the powers and be subject to all the restrictions of the Chief Executive Officer. The Chief Operating Officer shall also perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer, or these Bylaws may, from time to time, prescribe.

Section 14. Authority and Duties of Officers. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

Section 15. Other Officers, Assistant Officers and Agents. Officers, assistant officers, and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 16. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnification Of Directors, Officers, Employees, And Other Agents.

(a) Directors and Officers. The corporation shall indemnify and hold harmless each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending, or completed proceeding by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer employee, agent or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise or non-profit entity (an “Indemnitee”), against all expenses incurred or suffered by such Indemnitee in connection therewith to the fullest extent not prohibited by the Delaware General Corporation Law (“DGCL”); provided, however, that the corporation may modify the extent of such indemnification by individual contracts with an Indemnitee; and, provided, further, that the corporation shall not be required to indemnify any Indemnitee in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is authorized by an agreement approved by the Board of Directors of the corporation, (iv) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (v) such indemnification is required to be made under subsection (d).

(b) Non-Officer Employees. The corporation shall have the power to indemnify its employees and other agents who are not or were not a director or officer of the corporation (each, a “Non-Officer Employee”) as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such Non-Officer Employee or other persons as the Board of Directors shall determine. At such time that the corporation determines to indemnify a Non-Officer Employee, such Non-Officer Employee shall be deemed to be an Indemnitee for purposes of this Section 1.

(c) Expenses. The corporation shall advance to each Indemnitee, prior to the final disposition of a proceeding, promptly following request therefor, all expenses incurred by such Indemnitee in connection with such proceeding; provided, however, that, if the DGCL requires, an advancement of expenses incurred by such Indemnitee in his or her capacity as an Indemnitee (and not in any other capacity in which service was or is rendered by such Indemnitee) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Indemnitees under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the Indemnitee. Any right to indemnification or advances granted by this bylaw to an Indemnitee shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within sixty (60) days of request therefor, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting or defending the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by an Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this section or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director or officer of the corporation or any such other corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this section.

(h) Amendments. Any repeal or modification of this section shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee to the full extent not prohibited by any applicable portion of this section that shall not have been invalidated, or by any other applicable law. If this section shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each Indemnitee to the full extent under any other applicable law.

(j) Certain Definitions. For the purposes of this bylaw, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, all court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment, fines, penalties, and any other costs, expenses, liabilities and losses of any nature or kind incurred or suffered in connection with any proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include, without limitation, any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1. Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration, and on such terms as the Board of Directors may determine.

Section 2. Certificates of Stock; Uncertificated Stock. The shares of the corporation may be certificated or uncertificated, as provided under Delaware law.

Section 3. Transfers of Stock. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the corporation or the transfer agent thereof. Shares shall be transferred by delivery of a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of the corporation. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 4. Registered Stockholders. Until a request to transfer shares has been registered on the books of the corporation in accordance with Section 3 of this Article VII, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

Section 5. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

Section 2. Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors.

Section 3. Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

Section 4. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 5. Checks, Drafts, or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 6. Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 7. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Section 8. Actions With Respect to Securities of Other Corporations. Except as the Board of Directors may otherwise designate, the Chief Executive Officer or President or any officer of the corporation authorized by the Chief Executive Officer or President shall have the power to vote and otherwise act on behalf of the corporation, in person or proxy, and may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact to this corporation (with or without power of substitution) at any meeting of stockholders or shareholders (or with respect to any action of stockholders) of any other corporation or organization, the securities of which may be held by this corporation and otherwise to exercise any and all rights and powers which this corporation may possess by reason of this corporation’s ownership of securities in such other corporation or other organization.

Section 9. Evidence of Authority. A certificate by the Secretary, an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee, or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 10. Facsimile or Electronic Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws or the Delaware General Corporation Law, facsimile or electronic signatures of any stockholder, director, or officer of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 11. Reliance Upon Books, Reports, and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of their duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 12. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 13. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 14. Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

Section 15. Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the person or persons may require.

Section 16. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 17. Inconsistent Provisions; Severability. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware, or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal, or ineffective shall not affect or invalidate any other provision of these Bylaws.

ARTICLE IX

AMENDMENTS

The Bylaws of the corporation may be adopted, amended, altered, or repealed and new Bylaws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the Bylaws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.